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                             EMPLOYMENT AGREEMENT
                                    between
                          DENTSPLY INTERNATIONAL INC.
                                      and
                               BURTON C. BORGELT

     THIS AGREEMENT is entered into as of January 1, 1996, by and between DENTSPLY INTERNATIONAL INC., a Delaware corporation (the "Company") and BURTON
C. BORGELT ("Employee").

     WHEREAS, Employee has for several years effectively served the Company, its predecessors and Affiliates (as hereinafter defined);

     WHEREAS, Employee entered into an Employment Agreement with the Company dated February 8, 1995, which Employment Agreement will terminate January 1, 1996, and be replaced by the terms and conditions of this Agreement; and

     WHEREAS, it is in the best interest of the Company and Employee that the terms and conditions of Employee's continued services be formally set forth.

     NOW, THEREFOR, in consideration of the mutual covenants and agreements of the parties hereto, it is hereby agreed as follows:

     1.   Services.
          ---------

          1.1 The Company employs Employee and Employee initially accepts such employment and agrees to serve as the Chairman of the Board of Directors of the Company until the 1996 Dentsply Annual Meeting of Stockholders. Employee shall be responsible for the activities and duties presently associated with this position. Thereafter, Employee shall perform such other services consistent within his experience and prior positions held with the Company as shall from time to time be assigned to him by the Board of Directors of the Company. Employee's services shall be performed at a location suitable for the performance of the Employee's assigned duties and should not present an unnecessary hardship on the Employee.

          1.2 Employee shall at all times devote the time required to perform his duties and to promote the best interests of the Company and its Affiliates.

     2.   Period of Employment.
          ---------------------

          Employment shall continue from January 1, 1996, and terminate on December 31, 1999, or upon the happening of any of the following events:

          2.1  Death.
               ------

               The date of death of Employee;

          2.2  Termination by Employee.
               ------------------------

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               The date specified in a written notice of termination given to the Company by Employee at which date the Employee's obligation to perform services pursuant to this Agreement shall cease.

          2.3  Termination by the Company.
               ---------------------------

               The date of a written notice of termination given to Employee by the Company. The Employee's obligation to perform services pursuant to this Agreement shall cease as of the date of such notice.

     3.   Payments by the Company.
          ------------------------

          3.1 During the Period of Employment, the Company shall pay to the Employee for all services to be performed by Employee hereunder a salary of not less than $350,000 per annum, or such larger amount as may from time to time be fixed by the Board of Directors of the Company or, if applicable, by the Executive Compensation Committee of the Company, payable in approximately equal monthly installments on or about the twenty-fifth day of each month.

          3.2 During the Period of Employment, the Employee shall not be entitled to participate in any bonus plan for Senior Management Employees nor shall he be entitled to a Year-End Christmas Bonus. However, the Employee shall be entitled to receive other fringe benefits including participation in the ESOP Plan and medical and dental plans which he was entitled to receive as of the date of the Employment Agreement including any replacements therefor." Any payments to be made to Employee under other provisions of this Section 3 shall not be diminished by any payments made or to be made to Employee or his designees pursuant to any such plan, nor shall any payments to be made to Employee or his designees pursuant to any such plan be diminished by any payment made or to be made to Employee under other provisions of this Section 3.

          3.3 Upon termination of the Period of Employment for whatever reason, Employee shall be entitled to receive the compensation accrued and unpaid as of the date of his termination.

          3.4 If the Period of Employment terminates upon the death of Employee, the Company shall continue payment of his then current salary through December 31, 1999 from the date of death to Employee's designated beneficiary or, if no beneficiary has been effectively designated, then to Employee's estate.

          3.5 If the Period of Employment is terminated by the Employee under
Section 2.2, the Company shall continue to pay compensation and provide benefits to the Employee to the date specified in the notice of termination from the Employee.

          3.6 If the Period of Employment is terminated by the Company under
Section 2.3, the Company shall continue to pay compensation and provide benefits to the Employee or his estate until December 31, 1999 provided, however, if the Company terminates Employee's employment because the Employee accepts employment with a competitive business, the Company shall continue to pay compensation and provide benefits to the Employee to the date specified in the Notice of Termination to the Employee.

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     4.   Non-Competition Agreement.
          --------------------------
          During the Period of Employment and for a period of five (5) years after the termination thereof, Employee shall not, without the written consent of the Company, directly or indirectly be employed or retained by, or render any services for, or be financially interested in, any firm or corporation engaged in any business which is competitive with any business in which the Company or any of its Affiliates may have been engaged during the Period of Employment. The foregoing restriction shall not apply to the purchase by Employee of an amount not to exceed 5% of the outstanding shares of capital stock of any corporation whose securities are listed on any national securities exchange.

     5.   Loyalty Commitments.
          --------------------

          During and after the Period of Employment: (a) Employee shall not disclose any confidential business information about the affairs of the Company or any of its Affiliates; and (b) Employee shall not, without the prior written consent of the Company, induce or attempt to induce any employee or agency representative of the Company or any Affiliate to leave the employment or representation of the Company or such Affiliate.

     6.   Separability of Provisions.
          ---------------------------

          The terms of this Agreement shall be considered to be separable from each other, and in the event any shall be found to be invalid, it shall not affect the validity of the remaining terms.

     7.   Binding Effect.
          ---------------

          This Agreement shall be binding upon and inure to the benefit of (a) the Company and its successors and assigns, and (b) Employee, his personal representatives, heirs and legatees.

     8.   Entire Agreement.
          -----------------

          This Agreement constitutes the entire agreement between the parties and supersedes and revokes all prior oral or written understandings between the parties relating to Employee's employment. The Agreement may not be changed orally but only by a written document signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     9.   Definitions.
          ------------

          The following terms herein shall (unless otherwise expressly provided) have the following respective meanings:

          9.1 "Affiliate" when used with reference to the Company means any corporations, joint ventures or other business enterprises directly or indirectly controlling, controlled by, or under common control with the Company. For purposes of this definition, "control" means ownership or

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power to vote 50% or more of the voting stock, venture interests or other comparable participation in such business enterprises.

          9.2 "Period of Employment" means the period commencing on the date hereof and terminating pursuant to Section 2.

          9.3 "Beneficiary" means the person or persons designated in writing by Employee to Company

          9.4 "Parent" means any Affiliate directly or indirectly controlling (within the meaning of Section 9.1) the Company.

     10.  Notices.
          --------

          Where there is provision herein for the delivery of written notice to either of the parties, such notice shall be deemed to have been delivered for the purposes of this Agreement when delivered in person or placed in a sealed, postpaid envelope addressed to such party and mailed by registered mail, return receipt requested to:

Burton C. Borgelt                  Eagle Ranch
                                   2497 North Hoover Road
                                   Route 4, Box 286
                                   Nashville, IN    47448

Dentsply International Inc.        570 West College Avenue
                                   York, PA  17405

                                   Attention:  Secretary

     11.  Arbitration.
          ------------

          Any controversy arising from or related to the Agreement shall be determined by arbitration in the City of Philadelphia, Pennsylvania, in accordance with the rules of the American Arbitration Association, and judgment upon any such determination or award may be entered in any court having jurisdiction. In the event of any arbitration between Employee and Company related to the Agreement, if Employee shall be the successful party, Company will indemnify and reimburse Employee against any reasonable legal fees and expenses incurred in such arbitration.

     12.  Applicable Law.
          ---------------

          The Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties have executed the Agreement on the day and year first written.

                                     DENTSPLY INTERNATIONAL INC.

                                     By
                                       ------------------------------------


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Attest:                                President and Chief
                                       Executive Officer

- --------------------------------       ------------------------------------
Secretary                              Employee

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